Exhibit 10.18

Execution Copy

MASTER SECURITY AGREEMENT

THIS MASTER SECURITY AGREEMENT (this “Agreement”) is made and entered into effective as of April 5, 2011, between SURGIVISION, INC., a Delaware corporation (the “Company”) and BRAINLAB AG, a corporation organized under the laws of the Federal Republic of Germany (the “Secured Party”).

Background Information:

As of April 5, 2011, the Company has issued to the Secured Party that certain 10% Subordinated Secured Convertible Note in the original principal amount of Two Million Dollars (U.S. $2,000,000) (the “Note”). The Secured Party has required the execution and delivery of this Agreement by the Company as a material inducement for the Secured Party to purchase the Note and to otherwise consummate the transactions contemplated thereby.

NOW THEREFORE, in consideration of the foregoing background information, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Article 1

Grant of Security Interest; Etc.

The Company hereby grants to the Secured Party a continuing second priority security interest in and lien on the properties, assets, and rights of the Company, as set forth on Exhibit A attached hereto and incorporated herein by this reference, wherever located and whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all such properties, assets, rights, proceeds and products hereinafter sometimes called, collectively, the “Collateral”).

Article 2

Obligations Secured

The Collateral hereunder constitutes and will constitute continuing security for all the obligations of the Company to the Secured Party and its successors and assigns, now existing or hereafter arising or created, direct, indirect or secondary, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, under (a) this Agreement, (b) the Note and any and all modifications, extensions or renewals thereof from time to time, including, without limitation, any increase in the principal amount of the Note, and (c) any and all other indebtedness, liabilities or obligations of the Company to the Secured Party for borrowed money, and any and all modifications, extensions or renewals thereof (all of the foregoing hereinafter collectively referred to as the “Obligations”).

Article 3

Pro Rata Security;

Application of Proceeds of Collateral

All amounts owing with respect to the Obligations shall be secured by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable. Subject to the subordination provisions contained in the Note with respect to the Senior

Master Security Agreement (SurgiVision)

Debt and the Senior Debt Documents (as such terms are defined in the Note), upon any realization upon the Collateral by the Secured Party, the Company and the Secured Party agree that the proceeds thereof shall be applied (a) first, to the payment of expenses incurred with respect to maintenance and protection of the Collateral pursuant to Article 4 and of expenses incurred pursuant to Article 11 with respect to the sale of or realization upon, any of the Collateral or the perfection, enforcement or protection of the rights of the Secured Party (including reasonable attorneys’ fees and expenses of every kind, including, without limitation, reasonable allocated costs of staff counsel) and (b) second, to all amounts of interest, expenses, and fees outstanding which constitute the Obligations, and (c) third, to the unpaid principal amount of the Obligations. The Company and the Secured Party agree that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Article 3.

Article 4

Representations, Warranties,

and Covenants of the Company

Section 4.1. Real Property. The Company represents and warrants to the Secured Party that the real property listed in Section II of the Perfection Certificate, attached hereto as Exhibit B (the “Perfection Certificate”), constitutes all of the real property that the Company leases and that the Company owns no real property. The Company agrees to notify the Secured Party of any other real property that it may hereafter acquire or lease. The Company agrees that it will execute and deliver to the Secured Party mortgages and other instruments and file the same in the appropriate recording offices at such times as any mortgageable right, title or interest is acquired in the future by the Company in any other real property and, if requested by the Secured Party, will use its best efforts to obtain landlords’ waivers with respect to any real property the Company leases in the future. All such mortgages and other instruments shall secure all of the Obligations pro rata and shall be on terms and conditions satisfactory to the Secured Party as evidenced by its written consent thereto.

Section 4.2. Certificates of Title; Location of Collateral. The Company represents and warrants to the Secured Party that Collateral for which certificates of title are required will be titled in the jurisdictions listed in Section II(G) of the Perfection Certificate. Collateral for which no certificate of title is required but for which registration under motor vehicle laws is required will be registered in the jurisdictions listed in Section II(G) of the Perfection Certificate. Collateral for which no registration or certificate of title is required will be located at the facilities of the Company listed on Section II(A) of the Perfection Certificate. The Company will not permit any Collateral to be removed from the locations specified on Section II of the Perfection Certificate without the prior written consent of the Secured Party, other in the ordinary course of the Company’s business.

Section 4.3. Locations of Chief Executive Office. The Company represents and warrants to the Secured Party that the location of the Company’s executive offices and the location where the books and records of the Company are kept are listed in Section II of the Perfection Certificate. The Company agrees that it will not change the location of its chief executive office or the location where its books and records are kept without giving the Secured Party thirty (30) days prior written notice of its relocation address.

Section 4.4. Ownership of Collateral.

(a) The Company represents and warrants to the Secured Party that it is the owner of the Collateral free from any adverse lien, security interest or encumbrance, other than Permitted Encumbrances (as identified in the Note).

Master Security Agreement (SurgiVision)

(b) Except for the security interests herein granted and the Permitted Encumbrances (as identified in the Note), the Company is and shall at all times be the owner of the Collateral free of any lien, security interest or encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party.

Section 4.5. Sale or Disposition of the Collateral. Except for sales from inventories of finished goods in the ordinary course of the Company’s business, the Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of the Secured Party.

Section 4.6. Insurance. The Company shall have and maintain at all times with respect to the Collateral such insurance as is customarily held by similarly situated businesses, but in any event, such insurance coverage shall not be less than the coverage set forth in the insurance policies held by the Company as of the date hereof. All policies of insurance shall provide for thirty (30) calendar days’ written minimum cancellation notice to the Secured Party. In the event of failure to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance, and the Company hereby promises to pay to the Secured Party on demand the amount of any disbursements made by the Secured Party for such purpose. The Company shall furnish to the Secured Party certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

Section 4.7. Acknowledgement. The Company acknowledges receipt of the following notice: “Unless you [the Company] provide evidence of the insurance coverage required by your agreement with us [the Secured Party], we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”

Section 4.8. Maintenance of Collateral. The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Secured Party may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes and assessments upon the Collateral, the use or operation of the Collateral, or as a result of this Agreement. In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on the Collateral which remain unpaid and make repairs thereof and pay any necessary filing fees. The Company agrees to reimburse the Secured Party on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

Section 4.9. Other Covenants Regarding Collateral. The Company makes the following covenants with Secured Party regarding the Collateral:

(a) the Company shall use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

Master Security Agreement (SurgiVision)

(b) the Company, as agent for Secured Party, shall defend the Collateral against all claims and demands of all Persons, except for Permitted Encumbrances;

(c) the Company shall, at Secured Party’s reasonable request, use its best efforts to obtain and deliver to Secured Party such waivers as Secured Party may require waiving the landlord’s, mortgagee’s or other lienholder’s enforcement rights against the Collateral and assuring Secured Party’s access to the Collateral in exercise of its rights hereunder;

(d) the Company shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes other than the discount of such Accounts, Chattel Paper or any promissory notes in the ordinary course of business for collection;

(e) subject to the subordination provisions contained in the Note with respect to the Senior Debt and the Senior Debt Documents (as such terms are defined in the Note), the Company shall promptly deliver to Secured Party all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral, appropriately endorsed to Secured Party’s order;

(f) except for sales of Inventory in the ordinary course of business, the Company shall not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein;

(g) the Company shall promptly notify Secured Party of any future patents, trademarks or copyrights owned by the Company and any license agreements entered into by the Company authorizing the Company to use any patents, trademarks or copyrights owned by third parties; and

(h) the Company shall not, unless it shall have given thirty (30) days’ advance written notice thereof to Secured Party, (a) change its name or use any new trade or fictitious name, or (b) change the location of its chief executive office or other office where books or records are kept.

Section 4.10. Further Assurances by the Company. The Company agrees to execute and deliver to the Secured Party from time to time at its request all documents and instruments, including financial statements, and to take all action as the Secured Party may reasonably deem necessary or proper to perfect or otherwise protect the security interest and lien created hereby.

Section 4.11. Ordinary Course Activities. Notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted, without consent from the Secured Party, to conduct ordinary course activities with respect to the Collateral, including, without limitation, (a) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the security interest and lien of this Agreement, (b) surrendering or modifying any franchise, license or permit subject to the security interest or lien of this Agreement that the Company may own or under which it may be operating, (c) altering, repairing, replacing, changing the location or position of or adding to the Company’s structures, machinery, systems, equipment, fixtures and appurtenances; (d) granting a license of any intellectual property; (e) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (f) collecting accounts receivable in the ordinary course of business; (g) making payments (including for the repayment of trade payables) from cash that is at any time part of the Collateral in the ordinary course of business; and (h) abandoning any intellectual property that is no longer used or useful in the Company’s business, provided, however, that any of the foregoing would not reasonably be expected to have a materially adverse impact on the Secured Party’s overall security provided for hereby.

Master Security Agreement (SurgiVision)

Article 5

Concerning Financing Statement

The Company shall do, make, execute, and deliver all such additional and further acts, things, deeds, assurances and instruments the Secured Party may reasonably require more completely to vest in and assure to the Secured Party its rights under or in any of the Collateral, including without limitation execution and delivery of financing statements which the Secured Party deems appropriate to perfect and continue the security interests hereby granted; and the Company irrevocably authorizes the Secured Party or its designee, at the Company’s expense, to file such financing statements with respect hereto, with or without the Company’s signature, as the Secured Party may deem appropriate, and appoint the Secured Party as the Company’s attorney-in-fact to execute such financing statements. Subject to the subordination provisions contained in the Note with respect to the Senior Debt and the Senior Debt Documents (as such terms are defined in the Note), the Company expressly agrees to deliver to the Secured Party any and all certificates of title, together with fully completed applications for title, issued under any motor vehicle registration or like law with respect to any Collateral. The Company hereby authorizes the Secured Party to record its lien upon each such certificate of title and appoints the Secured Party as its attorney-in-fact to take whatever action is necessary (including, but not limited to, the execution and recordation of any lien notice) to cause such lien to appear on each such certificate of title. The Company also ratifies their authorization for the Secured Party to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

Article 6

Securities as Collateral

Subject to the subordination provisions contained in the Note with respect to the Senior Debt and the Senior Debt Documents (as such terms are defined in the Note), the Company agrees that all securities constituting Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the Company’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Secured Party. So long as no Event of Default (as defined below) shall have occurred and be continuing, (a) the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to such securities or any part thereof for any purpose not prohibited by the terms of this Agreement or the Note; provided, that the Company shall not exercise or refrain from exercising any such right if the Secured Party shall have notified the Company that, in Secured Party’s judgment, such action would have a material adverse effect on the value of such securities or any part thereof; and (b) the Company shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of such securities.

Article 7

Remedies

Section 7.1. Events of Default. The Secured Party shall be entitled to exercise the remedies provided by Section 7.2 hereof in accordance with the terms thereof if one or more of the following events (each an “Event of Default”) shall occur:

(a) there shall have occurred any “Event of Default” (as such term is defined in the Note); or

(b) the Company shall fail to perform or observe any covenant set forth in this Agreement and such failure shall not be cured to the satisfaction of Secured Party within thirty (30) calendar days after written notice from Secured Party.

Master Security Agreement (SurgiVision)

Section 7.2. Remedies. Upon the occurrence of any Event of Default under Section 7.1 hereof and after acceleration of the maturity of the amount due in respect of any of the Obligations shall have occurred, subject to the subordination provisions of the Note with respect to the Senior Debt and the Senior Debt Documents (as such terms are defined in the Note), to the fullest extent permitted by applicable law:

(a) The Secured Party shall have, in addition to all other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with any of the Obligations or otherwise allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Company is organized or in which the Collateral may be located, and without limiting the generality of the foregoing, the Secured Party may, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever, (except that the Secured Party shall give to the Company at least ten (10) days’ notice of the time and place of any proposed sale or other disposition), all of which are hereby expressly waived to the fullest extent permitted by law, sell at public or private sale or otherwise realize upon the whole or from time to time any part of the Collateral in or upon which the Secured Party shall have a security interest or lien hereunder or any interest which the Company may have therein. Such sale shall be at such locations as the Secured Party may designate in such notice. The Secured Party shall have the right to conduct such sales on the Company’s premises. All public or private sales may be adjourned from time to time in accordance with applicable law. The Secured Party shall have the right to sell, lease, or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services) as provided in Article 11, the Secured Party shall apply the residue of such proceeds toward the payment of the Obligations in accordance with Article 3 of this Agreement, the Company remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to the Company, the Company hereby agrees that a notice given as provided herein shall be reasonable notice of such sale or other disposition. The Company also agrees to assemble the Collateral at such place or places as the Secured Party reasonably designates by written notice. At such sale or other disposition the Secured Party may itself, and any other person or entity owed any Obligation may itself, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Company, which right is hereby waived and released to the fullest extent permitted by law. Any purchaser owed any Obligation may set-off the amount of the purchase price against such Obligations.

(b) Furthermore, without limiting the generality of any of the rights and remedies conferred upon the Secured Party under Section 7.2(a) hereof, the Secured Party, to the fullest extent permitted by law, may enter upon the premises of the Company, exclude the Company therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter or remove the Collateral as the Secured Party may determine in its discretion, and any such moneys so collected or received by the Secured Party shall be applied to, or may be accumulated for application upon, the Obligations in accordance with this Agreement.

(c) The Secured Party may, upon written notice to the Company (unless, in the Secured Party’s sole discretion, providing notice may prejudice or impair the Secured Party’s rights or remedies), (i) proceed to protect and enforce rights by suit in equity, action at law, and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or

Master Security Agreement (SurgiVision)

incorporated by reference in this Agreement or the Note, (ii) exercise any other remedy or right available to the Secured Party under this Agreement or the Note, or at law or equity or (iii) (unless the unpaid balance of the Note shall automatically become due and payable pursuant to the terms thereof) may, subject to the terms of the Note, declare all or any part of the unpaid principal amount of the Note, then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and proceed to enforce payment of such amount or part thereof in such manner as it may elect.

Section 7.3. Waivers. In connection with the occurrence of any Event of Default or the exercise of any remedy available to the Secured Party, the Company hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of the Note in the enforcement of its rights under the provisions thereof or this Agreement, and (c) any and all notices of every kind and description that may be required to be given by any statute or rule of law.

Section 7.4. Course of Dealing. No course of dealing between the Company on the one hand, and the Secured Party on the other hand, shall operate as a waiver of any rights under this Agreement or the Note. No delay or omission in exercising any right under this Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

Section 7.5. Remedies Not Exclusive. Each of the remedies hereunder that are available to the Secured Party, are cumulative and not exclusive, and the Secured Party may exercise any or all such remedies at such time and in such manner in its sole discretion. Nothing herein shall limit any right or remedy set forth in the Note.

Section 7.6. Notice of Enforcement Action. The Secured Party agrees that it will give notice to the Company of any enforcement action taken by it pursuant to this Article 7 promptly after commencing such action.

Article 8

Marshalling

The Secured Party shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any agreement under which any of the Obligations is outstanding or under any agreement under which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may, each of the Company hereby irrevocably waives the benefits of all such laws.

Master Security Agreement (SurgiVision)

Article 9

Company’s Obligations Not Affected

To the extent permitted by law, the obligations of the Company under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by the Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of this Agreement, the Note or any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Company shall have notice or knowledge of any of the foregoing.

Article 10

No Waiver

No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including without limitation, the Note or any other document evidencing security therefor, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by the Secured Party or the future holders of any of the Obligations from time to time.

Article 11

Expenses

The Company agrees to pay, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for legal services of every kind, including, without limitation, reasonable allocated costs of staff counsel) of the Secured Party incidental to the sale of or realization upon, any of the Collateral or in any way relating to the perfection, enforcement or protection of the rights of the Secured Party hereunder. The Secured Party may at any time apply to the payment of all such costs and expenses all moneys of the Company or other proceeds arising from its possession or disposition of all or any portion of the Collateral.

Article 12

Consents, Amendments, Waivers

Any term of this Agreement may be amended and the performance or observance by the Company of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Company and the Secured Party.

Article 13

Applicable Law; Dispute Resolution

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws, and the laws of the State of Delaware shall govern the perfection of security interests in the Collateral or realization upon the Collateral. The dispute resolution provisions of the Note are incorporated herein by reference.

Master Security Agreement (SurgiVision)

Article 14

Parties in Interest

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that Secured Party may assign, in writing, any of its rights and delegate any of its obligations under this Agreement to any of its subsidiaries or affiliates. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Article 14.

Article 15

Termination

Upon payment in full, or other satisfaction, of all of the Obligations, including without limitation the principal balance of the Note and all accrued unpaid interest thereon in accordance with their terms, and the termination of the Note pursuant to its terms, this Agreement shall terminate, the security interest and lien created by this Agreement shall be released, the Company shall be entitled to the return, at their expense, of such Collateral in the possession or control of the Secured Party as has not theretofore been disposed of pursuant to the provisions hereof, and the Secured Party shall execute and deliver, at the Company’s expense, such instruments to evidence the release of the Collateral as the Company may reasonably request.

Article 16

Notices

All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand, (b) one (1) business day following delivery to a nationally recognized overnight courier service (costs prepaid), or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and marked to the attention of the person (by name or title) designated below (or to such other address or person as a party may designate by notice to the other party):

the Company:	SurgiVision, Inc. Attention: Chief Financial Officer One Commerce Square Suite 2550 Memphis, TN 38103

With copy to:	SurgiVision, Inc. Attention: VP, Business Affairs One Commerce Square Suite 2550 Memphis, TN 38103

Master Security Agreement (SurgiVision)

Brainlab:	Brainlab AG. Attention: Chief Financial Officer Kapellenstr. 12, 85622 Feldkirchen, Germany

With copy to:	Legal Department Attention: General Counsel, Brainlab AG Kapellenstr. 12, 85622 Feldkirchen, Germany

Article 17

Counterparts; Delivery by Facsimile

Any number of counterparts of this Agreement may be executed and each such executed counterpart shall be deemed an original. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent such agreement or instrument is originally signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver an original signature or the fact that any original signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Article 18

Subordination

Notwithstanding any provision of this Agreement to the contrary, the Secured Party agrees that, until such time as all amounts owing by the Company under the Senior Debt have been indefeasibly converted into equity of the Company or paid in full in cash, the Secured Party’s security interest and lien in the Collateral shall be subordinate and inferior to the security interest and lien of Senior Lender under the Senior Debt Documents. The priorities set forth in this Article 18 are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting the security interest or lien, and notwithstanding any conflicting terms or conditions which may be contained in any of the Senior Debt Documents or any other documents. The terms “Senior Debt”, “Senior Debt Documents” and “Senior Lender” shall have the meanings ascribed to such terms in the Note.

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Master Security Agreement (SurgiVision)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

COMPANY:

SURGIVISION, INC., a Delaware corporation

By:	/s/ Oscar L. Thomas
Name:	Oscar L. Thomas
Title:	Vice President, Business Affairs

SECURED PARTY:

BRAINLAB AG

By:	/s/ Joseph Doyle
Name:	Joseph Doyle
Title:	CFO

Master Security Agreement (SurgiVision)

EXHIBIT A

Description of Collateral

This financing statement covers all of the Company’s (as that term is defined in this Master Security Agreement) right, title and interest in and to the following types (or items) of property, whether now owned or existing or hereafter acquired or arising (the “Collateral”):

Accounts; Chattel Paper; Commercial Tort Claims; Controlled Property; Data Processing Records and Systems; Deposit Accounts; Documents; Equipment and Fixtures; General Intangibles; Goods; Instruments; Inventory; Investment Property; Letter-of-Credit Rights; Proceeds (whether cash or non-cash Proceeds, including Insurance Proceeds and non-cash Proceeds of all types); Products of all the foregoing; and Supporting Obligations.

For purposes of this financing statement, the following items shall have the following meanings:

“Accounts” shall have the meaning provided in the UCC.

“Chattel Paper” shall have the meaning provided in the UCC and shall include, without limitation, all Electronic Chattel Paper and Tangible Chattel Paper.

“Commercial Tort Claim” shall have the meaning provided in the UCC.

“Controlled Property” shall mean property of every kind and description in which Debtor has or may acquire any interest, now or hereafter at any time in the possession or control of Secured Party for any reason and all dividends and distributions on or other rights in connection with such property.

“Data Processing Records and Systems” shall mean all of Debtor’s now existing or hereafter acquired electronic data processing and computer records, software (including, without limitation, all “Software” as defined in the UCC), systems, manuals, procedures, disks, tapes and all other storage media and memory.

“Deposit Accounts” shall have the meaning provided in the UCC and shall include, without limitation, any demand, time, savings, passbook or similar account maintained with a bank.

“Document” shall have the meaning provided in the UCC.

“Electronic Chattel Paper” shall have the meaning provided in the UCC.

“Equipment” shall have the meaning provided in the UCC.

“Fixtures” shall have the meaning provided in the UCC.

“General Intangibles” shall have the meaning provided in the UCC and shall include, without limitation, all Payment Intangibles.

“Goods” shall have the meaning provided in the UCC and shall include embedded “Software” to the extent included in “Goods” as defined in the UCC.

“Instruments” shall have the meaning provided in the UCC.

A-1

Master Security Agreement (SurgiVision)

EXHIBIT A

Description of Collateral

“Insurance Proceeds” shall mean all proceeds of any and all insurance policies payable to Debtor with respect to any Collateral, or on behalf of any Collateral, whether or not such policies are issued to or owned by Debtor.

“Inventory” shall have the meaning provided in the UCC.

“Investment Property” shall have the meaning provided in the UCC.

“Letter-of-Credit Rights” shall have the meaning provided in the UCC.

“Payment Intangibles” shall have the meaning provided in the UCC.

“Proceeds” shall have the meaning provided in the UCC.

“Products” shall mean any goods now or hereafter manufactured, processed or assembled with any of the Collateral.

“Supporting Obligations” shall have the meaning provided in the UCC.

“Tangible Chattel Paper” shall have the meaning provided in the UCC.

“UCC” shall mean the Uniform Commercial Code as enacted in the State of Delaware, as amended from time to time; provided, however, that: (a) to the extent that the UCC is used to define any term herein, and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; and (b) if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection or priority of, or remedies with respect to, the Secured Party’s security interest and for purposes of definitions related to such provisions.

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Master Security Agreement (SurgiVision)

EXHIBIT B

Perfection Certificate

The undersigned officer of SURGIVISION INC., a Delaware corporation (the “Company”), hereby certifies, with reference to the Security Agreement dated as of April [        ], 2011, between the Company and BRAINLAB AG (“Secured Party”) (terms defined therein being used herein as therein defined), to Secured Party as follows:

I.	Names.

A.	The exact corporate name of the Company as it appears in its certificate of incorporation is as follows: SurgiVision, Inc.

B.	Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change: Surgi-Vision, Inc. (March 12, 1998 until November 12, 2008)

C.	The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years: None

D.	Except as set forth in Schedule 1 to this Certificate, the Company has not changed its identity or corporate structure in any way within the past five years. N/A

II.	Current Locations.

A.	The chief executive office of the Company is located at the following address:

Street Address	County	State

One Commerce Square, Suite 2550, Memphis, Shelby County, TN 38103

B.	The following are all the places of business of the Company not identified above:

Street Address	County	State

5 Musick, Irvine, Orange County, CA 92618

1101 East 33rd St., Suite B307, Baltimore, Baltimore County, MD 21218

Master Security Agreement (SurgiVision)

C.	The following are all the locations where the Company maintains any books or records relating to any of the Collateral:

Street Address	County	State

See II.A and II.B above.

D.	The following are all the locations not identified above where the Company maintains any Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

Street Address	County	State	Collateral Description	Does Collateral Include Fixtures?

The Company has loaned, on an interim basis, certain Inventory to certain hospitals to enable those hospitals to clinically evaluate the products.

E.	The following are the names and addresses of all Persons other than the Company that have possession of any of the Company’s Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

Name	Street Address	County	State	Collateral Description

See II.D above

F.	The following are the names and jurisdictions of incorporation of each company with respect to which the Company holds uncertificated securities: None

G.	The following are all items of Collateral with respect to which a certificate of title has been issued by any jurisdiction or with respect to which the Company has or intends to file an application for title. Attached hereto as Schedule 2(G) are all certificates of title, applications for title or similar evidence of ownership of such Collateral. Collateral for which certificates of title are required will be titled in the jurisdictions listed in Schedule 2(G). Collateral for which no certificate of title is required but for which registration under motor vehicle laws is required will be registered in the jurisdictions listed in Schedule 2(G): None

III.	Prior Locations.

A.	Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Company at any time during the past five years:

200 N. Cobb Parkway, Suite 140, Marietta, Cobb County, GA 30062

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Master Security Agreement (SurgiVision)

B.	Set forth below is the information required by subparagraphs (d), (e) and (f) of paragraph 2 with respect to each location or bailee where or with whom Collateral has been lodged at any time during the past four months: N/A

IV.	Unusual Transactions. Except as set forth in Schedule 1 to this Certificate, all Accounts have been originated by the Company and all Inventory and Equipment has been acquired by the Company in the ordinary course of its business from a dealer in goods of that type.

V.	Existing Liens. As of the date hereof, there are no (i) UCC financing statements naming the Company as debtor or seller and covering any of the Collateral, (ii) notices of the filing of any federal tax lien (filed pursuant to section 6323 of the Code) or any lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any of the Collateral or (iii) judgment liens filed against the Company, except as set forth in Schedule 5 hereto.

VI.	Patents, Trademarks, Copyrights and Software. All patents, trademarks, copyrights and software owned by the Company as of the date hereof and all patent licenses, trademark licenses, copyright licenses and software licenses to which the Company is a party, as licensor or licensee, as of the date hereof are listed on Schedule 6 hereto.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of April, 2011.

COMPANY:

SURGIVISION, INC., a Delaware corporation

By:	/s/ Oscar L. Thomas
Name:	Oscar L. Thomas
Title:	Vice President, Business Affairs

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Master Security Agreement (SurgiVision)

SCHEDULE 1 TO PERFECTION CERTIFICATE

CHANGES OF NAME, IDENTITY OR CORPORATE STRUCTURE;

UNUSUAL TRANSACTIONS

None

Master Security Agreement (SurgiVision)

SCHEDULE 2(G) TO PERFECTION CERTIFICATE

CERTIFICATES OF TITLE

None

Master Security Agreement (SurgiVision)

SCHEDULE 5 TO PERFECTION CERTIFICATE

LIST OF EXISTING LIENS

UCC-1 filed with the Delaware Secretary of State naming the Company as the debtor and Boston Scientific Corporation as the secured party.

UCC-1 filed with the Delaware Secretary of State naming the Company as the debtor and Landmark Community Bank, as Collateral Agent, as the secured party.

Master Security Agreement (eHealth)

SCHEDULE 6 TO PERFECTION CERTIFICATE

LIST OF PATENTS, TRADEMARKS, COPYRIGHTS AND SOFTWARE

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[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT A

OWNED U.S. PATENTS

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[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT B

OWNED U.S. PATENT APPLICATIONS

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[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT C

LICENSED U.S. PATENTS

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[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT D

LICENSED U.S. PATENT APPLICATIONS

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